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CHART HOUSE ENTERPRISES, INC.                                         Exhibit 21
SUBSIDIARIES AS OF DECEMBER 25, 2000

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
Name                               State of Incorporation    Trade Name
----                               ----------------------    ----------
Chart House, Inc.                  Delaware                  Chart House, Peohe's

Big Wave, Inc. Delaware
(formerly known as Islands         Delaware
Restaurants, Inc.)

Chart House Acquisition, Inc.      Delaware                  Angelo and Maxie's

West 52nd/ Street, Inc.            Delaware                  Angelo and Maxie's

Chart House of Annapolis, Inc.     Delaware                  Chart House

Chart House of Maryland, Inc.      Delaware                  Chart House

Chart House Enterprises of
Puerto Rico, Inc.                  Louisiana

Analos Company                     Delaware

Cork n Cleaver                     Delaware

Pacific Ocean Enterprises, Inc.    Delaware

Chart House Enterprises of
Idaho, Inc.                        Delaware                  Chart House

Chart House Acquisition of
Nevada, Inc.                       Delaware

Chart House Acquisition of
Maryland, Inc.                     Delaware                  Angelo and Maxie's
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